                                                                    EXHIBIT 99.1


[CENTRAL PARKING CORPORATION LOGO]

                                                                    NEWS

             2401 21st Avenue South, Suite 200, Nashville, TN 37212
                       (615) 297-4255 Fax: (615) 297-6240


Investor Contact:   Jeff Heavrin
                    Senior Vice President and Chief Financial Officer
                    Central Parking Corporation
                    (615) 297-4255
                    jheavrin@parking.com


                   CENTRAL PARKING REPORTS FOURTH QUARTER AND
                               FISCAL 2005 RESULTS

NASHVILLE, Tenn. -- (Dec. 14, 2005) -- Central Parking Corporation (NYSE:CPC) today announced financial results for the fourth quarter and fiscal year ended September 30, 2005. For the fiscal year ended September 30, 2005, earnings from continuing operations increased to $33.7 million, or $0.92 per diluted share, compared with $18.4 million, or $0.50 per diluted share, in fiscal 2004. Net earnings for fiscal 2005 were $14.2 million, or $0.39 per diluted share, compared with $17.0 million, or $0.46 per diluted share in the prior year.

         These results include the effect of the Company's restatement of its quarterly financial statements for the first three quarters of fiscal 2005 relating to its United Kingdom subsidiary. As previously announced, the Company became aware during the fourth quarter of fiscal 2005 of certain unauthorized related party transactions and improper and inaccurate accounting entries made by former management level employees in its United Kingdom subsidiary. The effect of the restatement on the first three quarters of fiscal 2005 is a reduction in net earnings of $10 million, or $0.28 per share. As a result of the issues identified in the United Kingdom, the Company will report material weaknesses in its controls over financial reporting as of September 30, 2005.

         Earnings from continuing operations for the fourth quarter of fiscal 2005 were $17.9 million, or $0.49 per diluted share, compared with $1.1 million, or $0.03 per share in the year earlier period. Net earnings for the fourth quarter of fiscal 2005 were $9.6 million, or $0.26 per diluted share, compared with a net loss of $0.9 million or $0.02 per share in the prior year period.

         The Company's program of opportunistic property and lease sales generated proceeds of $81.5 million during fiscal 2005. Pre-tax property related gains included in results from continuing operations for fiscal 2005 totaled $53.6 million, or $0.87 per share. For the fourth quarter of fiscal 2005, pre-tax property related gains totaled $38.1 million, or $0.62 per share.

         Total revenues in fiscal 2005 increased slightly to $1.1 billion, while revenues excluding reimbursed management expenses declined to $669 million compared with $698 million in the prior year due primarily to the conversion of $15.3 million of revenues, excluding reimbursed management expenses, from leases to management agreements.



                                    - MORE -

CPC Reports Fourth Quarter and Fiscal 2005 Results
Page 2
Dec. 14, 2005


         "Net earnings for fiscal 2005 were negatively affected by the previously announced issues in the Company's United Kingdom operations," said Emanuel Eads, President and Chief Executive Officer. "Excluding the United Kingdom region, net earnings for fiscal 2005 were $34.3 million, or $0.93 per share. Fourth quarter results also were negatively affected by $2.0 million in costs related to the Company's Sarbanes Oxley compliance initiative and $1.3 million in increased liability claims costs.

         "Our program of opportunistic property sales again was accretive, generating proceeds during the quarter of $46.1 million that were used to pay down debt. In total, we reduced indebtedness by $66.8 million in the fourth quarter. Same store sales, which increased 1.9% for the full fiscal year, accelerated to 3.0% in the fourth quarter. Our focus on adding profitable new contracts yielded positive results during the fourth quarter as we were awarded a long-term lease to operate EasyPark, a large off-site airport parking facility serving Los Angeles International Airport. This contract includes a 425 space garage, a 1,628 space surface lot as well as 24/7 shuttle service to LAX. In September, we entered into an agreement to provide valet and shuttle services for the largest retail mall in the Caribbean, Plaza Las Americas in San Juan, Puerto Rico. More recently, we renewed an agreement with improved financial terms to provide parking services for all pay parking areas within Stanley Park and the Vancouver parks system, which consists of over 4,000 parking spaces, for a term of five years.

         "We also are making progress in implementing our new strategic plan, which was announced in August, by moving forward with plans to divest marginal and low growth markets and expand the Company's operational excellence initiative. In November, we named industry veteran Bruce LaPree to lead the Company's national accounts program. In addition, the Company's "Dutch Auction" tender offer, which also was announced in August, was successfully completed on October 14, 2005, with the Company purchasing 4,859,674 shares of common stock at a purchase price of $15.50 per share for an aggregate purchase price of $75.3 million.

         "Looking ahead to fiscal 2006, we will continue to implement the new strategic plan, pursue opportunistic property sales and focus our efforts on adding profitable locations. Based on the assumptions below, we expect that earnings from continuing operations, which includes property-related gains/losses, for the fiscal year ending September 30, 2006, will be in the range of $0.50 to $0.57 per share," Eads concluded.

The assumptions underlying the financial guidance for fiscal 2006 include:

                                               2006 Assumptions            Actual 2005
--------------------------------------------------------------------------------------------
Operating Earnings:  Parking                   $48 -- $51 million          $47.0 million
--------------------------------------------------------------------------------------------
Operating Earnings: Management contract        $65 - $66 million           $56.9 million
--------------------------------------------------------------------------------------------
Total G & A                                    $82 million                 $83.2 million
--------------------------------------------------------------------------------------------
Property-related gains/losses                  $14 million                 $53.6 million
--------------------------------------------------------------------------------------------
Interest (Expense, net and Dividends)          $18.5 million               $13.2 million
--------------------------------------------------------------------------------------------
Depreciation & Amortization                    $30 million                 $27.3 million
--------------------------------------------------------------------------------------------
Effective tax rate                             39%                         40%
--------------------------------------------------------------------------------------------
Outstanding Shares                             32 million                  36.8 million
--------------------------------------------------------------------------------------------
CapEx                                          $19 - $22 million           12.3 million
--------------------------------------------------------------------------------------------


                                    - MORE -

CPC Reports Fourth Quarter and Fiscal 2005 Results
Page 3
Dec. 14, 2005


         A conference call regarding this release is scheduled for today, Wednesday, December 14, 2005, beginning at 10:00 a.m. (EST). Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at www.parking.com or www.earnings.com.

        This press release contains historical and forward-looking information. The words "expect," "guidance," "looking ahead," "assumptions," "estimates," "anticipates," "goal," "outlook," "intend," "plan," "continue to expect," "should," "believe," "project," "objective," "outlook," "forecast," "will likely result," or "will continue" and similar expressions identify forward-looking statements. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company believes the assumptions underlying these forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in the forward-looking statements. The factors that may result in actual results differing from such forward-looking information include, but are not limited to: the Company's ability to achieve the goals described in this release and other communications, including but not limited to, the Company's ability to implement its strategic plan, maintain reduced operating costs, reduce indebtedness and sell real estate at projected values as well as continued improvement in same store sales, which is dependent on improvements in general economic conditions and office occupancy rates; the loss or renewal on less favorable terms, of management contracts and leases; the timing of pre-opening, start-up and break-in costs of parking facilities; the Company's ability to cover the fixed costs of its leased and owned facilities and its overall ability to maintain adequate liquidity through its cash resources and credit facilities; the Company's ability to comply with the terms of the Company's credit facilities (or obtain waivers for non-compliance); interest rate fluctuations; acts of war or terrorism; changes in demand due to weather patterns and special events including sports events and strikes; higher premium and claims costs relating to the Company's insurance programs, including medical, liability and workers' compensation; the Company's ability to renew and obtain performance and surety bonds on favorable terms; the impact of claims and litigation; and increased regulation or taxation of parking operations and real estate.

         Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events. We have provided additional information in our Annual Report on Form 10-K for our fiscal year ended September 30, 2004, and in our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2004;, March 31, 2005; and, June 30, 2005, filed with the Securities and Exchange Commission and other filings with the Securities and Exchange Commission, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.




                                    - MORE -

CPC Reports Fourth Quarter and Fiscal 2005 Results
Page 4
Dec. 14, 2005


                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


Amounts in thousands, except per share data
                                                                 QTD ended September 30,         YTD ended September 30,
                                                                   2005           2004            2005             2004
                                                                 ---------      ---------      -----------      -----------
Revenues:
   Parking                                                       $ 135,192      $ 137,994      $   550,782      $   572,878
   Management contracts and Other                                   30,098         31,286          118,211          124,672
                                                                 ---------      ---------      -----------      -----------
                                                                   165,290        169,280          668,993          697,550
   Reimbursement of management contract expenses                   124,755        105,453          464,423          418,565
                                                                 ---------      ---------      -----------      -----------
     Total revenues                                                290,045        274,733        1,133,416        1,116,115

Costs and expenses:
   Cost of parking                                                 125,995        129,277          503,788          521,682
   Cost of management contracts                                     16,542         16,570           61,360           57,904
   General and administrative                                       21,961         18,171           83,181           71,864
                                                                 ---------      ---------      -----------      -----------
                                                                   164,498        164,018          648,329          651,450
   Reimbursed management contract expenses                         124,755        105,453          464,423          418,565
                                                                 ---------      ---------      -----------      -----------
     Total costs and expenses                                      289,253        269,471        1,112,752        1,070,015
Property-related gains, net                                         38,107          1,685           53,572            7,654
Impairment loss on goodwill                                           (454)          --               (454)            --
                                                                 ---------      ---------      -----------      -----------
     Operating earnings                                             38,445          6,947           73,782           53,754

Other income (expenses):
   Interest income                                                   1,380          1,241            4,741            4,883
   Interest expense                                                 (3,985)        (5,241)         (17,943)         (20,476)
   Gain on derivative instruments                                    3,006           --              3,006             --
   Equity in partnership and joint venture losses                     (103)          (595)            (474)          (2,984)
                                                                 ---------      ---------      -----------      -----------
Earnings from continuing operations before minority interest
   and income taxes                                                 38,743          2,352           63,112           35,177
Minority interest                                                     (147)          (403)          (1,331)          (2,999)
                                                                 ---------      ---------      -----------      -----------

Earnings from continuing operations before income taxes             38,596          1,949           61,781           32,178
Income tax expense                                                 (20,666)          (874)         (28,059)         (13,776)
                                                                 ---------      ---------      -----------      -----------
   Earnings from continuing operations                              17,930          1,075           33,722           18,402
                                                                 ---------      ---------      -----------      -----------
   Discontinued operations, net of tax                              (8,315)        (1,980)         (19,546)          (1,409)
                                                                 ---------      ---------      -----------      -----------
   Net earnings                                                  $   9,615      $    (905)     $    14,176      $    16,993
                                                                 =========      =========      ===========      ===========

Basic earnings (loss) per share:
   Earnings from continuing operations                           $    0.49      $    0.03      $      0.92      $      0.51
   Discontinued operations, net of tax                               (0.23)         (0.05)           (0.53)           (0.04)
                                                                 ---------      ---------      -----------      -----------
   Net earnings                                                  $    0.26      $   (0.02)     $      0.39      $      0.47
                                                                 =========      =========      ===========      ===========

Diluted earnings (loss) per share:
   Earnings from continuing operations                           $    0.49      $    0.03      $      0.92      $      0.50
   Discontinued operations, net of tax                               (0.23)         (0.05)           (0.53)           (0.04)
                                                                 ---------      ---------      -----------      -----------
   Net earnings                                                  $    0.26      $   (0.02)     $      0.39      $      0.46
                                                                 =========      =========      ===========      ===========

   Weighted average shares used for basic per share data            36,696         36,552           36,626           36,346
   Effect of dilutive common stock options                             125            206              136              209
                                                                 ---------      ---------      -----------      -----------
   Weighted average shares used for dilutive per share data         36,821         36,758           36,762           36,555
                                                                 =========      =========      ===========      ===========


                                    - MORE -

CPC Reports Fourth Quarter and Fiscal 2005 Results
Page 5
Dec. 14, 2005


                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)


Amounts in thousands
                                                                      September 30,   September 30,
                                                                          2005             2004
                                                                      ------------    ------------
ASSETS
Current assets:
   Cash and cash equivalents                                            $  25,612       $  27,628
   Management accounts receivable                                          51,293          43,776
   Accounts receivable - other                                             15,204          14,594
   Current portion of notes receivable                                      5,818           6,010
   Prepaid expenses                                                         8,630          13,045
   Assets held for sale                                                    49,048          23,724
   Available for sale securities                                            4,606           4,364
   Refundable income taxes                                                   --             1,461
   Deferred income taxes                                                   20,184          11,177
                                                                        ---------       ---------
     Total current assets                                                 180,395         145,779

Notes receivable, less current portion                                      9,842          41,940
Property, equipment and leasehold improvements, net                       327,391         380,256
Contract and lease rights, net                                             80,064          89,015
Goodwill, net                                                             232,443         232,562
Investment in and advances to partnerships and joint ventures               4,443           7,824
Other assets                                                               31,419          32,252
                                                                        ---------       ---------
   Total Assets                                                         $ 865,997       $ 929,628
                                                                        =========       =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Current portion of long-term debt and capital lease obligations      $   1,764       $  46,867
   Accounts payable                                                        83,604          82,224
   Accrued expenses                                                        52,809          46,807
   Management accounts payable                                             24,346          24,640
   Income taxes payable                                                    12,389            --
                                                                        ---------       ---------
     Total current liabilities                                            174,912         200,538

Long-term debt and capital lease obligations, less current portion         98,212         159,188
Subordinated convertible debentures                                        78,085          78,085
Deferred rent                                                              21,252          24,450
Deferred income taxes                                                      19,890          17,293
Other liabilities                                                          21,154          14,977
                                                                        ---------       ---------
     Total liabilities                                                    413,505         494,531
                                                                        ---------       ---------



Minority interest                                                             528              64

Shareholders' equity:
   Common stock                                                               368             366
   Additional paid-in capital                                             251,784         249,452
   Accumulated other comprehensive income, net                              3,429             879
   Retained earnings                                                      197,088         185,041
   Other                                                                     (705)           (705)
                                                                        ---------       ---------
     Total shareholders' equity                                           451,964         435,033
                                                                        ---------       ---------
   Total Liabilities and Shareholders' Equity                           $ 865,997       $ 929,628
                                                                        =========       =========

CPC Reports Fourth Quarter and Fiscal 2005 Results
Page 6
Dec. 14, 2005

                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

Amounts in thousands
                                                                                           YTD September 30,     YTD September 30,
                                                                                                  2005                  2004
                                                                                           -----------------     ----------------
Cash flows from operating activities:
         Net earnings                                                                           $  14,176             $ 16,993
         Loss from discontinued operations                                                         19,546                1,409
                                                                                                ---------             --------
         Earnings from continuing operations                                                       33,722               18,402
         Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities - continuing operations:
         Depreciation and amortization                                                             29,497               32,635
         Equity in partnership and joint venture losses                                               474                2,984
         Distributions from partnerships and joint ventures                                         2,092                1,412
         Loss on impairment of goodwill                                                               454                 --
         Property-related gains, net                                                              (53,572)              (7,654)
         Gain on derivative instruments                                                            (3,006)                --
         Deferred income taxes                                                                     (7,106)               3,106
         Minority interest                                                                          1,330                2,999
         Changes in operating assets and liabilities:
            Management accounts receivable                                                         (7,730)              (6,605)
            Accounts receivable - other                                                              (622)               6,106
            Prepaid expenses                                                                        4,402               (1,621)
            Other assets                                                                           (8,102)              (7,211)
            Accounts payable, accrued expenses and other liabilities                               13,264               (6,096)
            Management accounts payable                                                              (302)                (749)
            Deferred rent                                                                          (3,198)              (3,119)
            Refundable income taxes                                                                 1,461                4,022
            Income taxes payable                                                                   12,527                  273
                                                                                                ---------             --------
              Net cash provided by operating activities - continuing operations                    15,585               38,884
              Net cash (used) provided by operating activities - discontinued operations          (13,804)               2,755
                                                                                                ---------             --------
              Net cash provided by operating activities                                             1,781               41,639
                                                                                                ---------             --------

Cash flows from investing activities:
         Proceeds from disposition of property and equipment                                       81,541               69,408
         Purchase of equipment and leasehold improvements                                         (12,279)             (13,274)
         Purchase of property                                                                        --                 (1,725)
         Purchase of lease rights                                                                    --                 (4,530)
         Incentive payment for USA Parking                                                           --                  2,250
         Other investing activities                                                                33,122                  227
                                                                                                ---------             --------
              Net cash provided by investing activities                                           102,384               52,356
                                                                                                ---------             --------

Cash flows from financing activities:
         Dividends paid                                                                            (2,129)              (2,184)
         Net (repayments) borrowings under revolving credit agreement                               6,625              (59,000)
         Proceeds from issuance of notes payable, net of issuance costs                             8,854                2,933
         Principal repayments on long-term debt and capital lease obligations                    (121,367)             (39,065)
         Payment to minority interest partners                                                       (565)              (3,244)
         Proceeds from issuance of common stock and exercise of stock options                       2,334                2,897
                                                                                                ---------             --------
              Net cash used by financing activities                                              (106,248)             (97,663)
                                                                                                ---------             --------

Foreign currency translation                                                                           67                 (276)
                                                                                                ---------             --------
Net decrease in cash and cash equivalents                                                          (2,016)              (3,944)
Cash and cash equivalents at beginning of period                                                   27,628               31,572
                                                                                                ---------             --------
Cash and cash equivalents at end of period                                                      $  25,612             $ 27,628
                                                                                                =========             ========


                                    - MORE -

CPC Reports Fourth Quarter and Fiscal 2005 Results
Page 7
Dec. 14, 2005


Key Financial Metrics
(Includes continuing and discontinued operations)
(In thousands)


                              QTD Ended September 30,     YTD Ended September 30,
                                2005          2004          2005         2004
                               -------      --------       -------      -------
Net earnings                   $ 9,615      ($   905)      $14,176      $16,993

Interest expense                 3,985         5,255        17,949       20,523

Income tax expense              18,313           447        23,823       12,721

Depreciation/amortization        6,876         7,376        27,328       30,756

Minority interest                  148           289         1,415        2,724
                               -------      --------       -------      -------
EBITDA                         $38,937      $ 12,462       $84,691      $83,717
                               =======      ========       =======      =======


In addition to disclosing financial results prepared in accordance with U.S. generally accepted accounting principles, the Company discloses information regarding EBITDA. EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation/amortization and minority interest. The Securities and Exchange Commission ("SEC") adopted new rules concerning the use of non-GAAP financial measures. As required by the SEC, the Company provides the above reconciliation to net earnings which is the most directly comparable GAAP measure. The Company presents EBITDA as it is a common alternative measure of performance which is used by management as well as investors when analyzing the financial position and operating performance of the Company. As EBITDA is a non-GAAP financial measure, it should not be considered in isolation or as a substitute for net earnings or any other GAAP measure. Because EBITDA is not calculated in the same manner by all companies, the Company's definition of EBITDA may not be consistent with that of other companies.




                                     - END -